Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO POWER PURCHASE AGREEMENTS

Vancouver, B.C. – September 4, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on August 30, 2012 (the “Yucca Valley East PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus Yucca Valley East 1 LLC and Coronus Yucca Valley East 2 LLC, entered into two identical Power Purchase Agreements (the “Yucca Valley East PPAs”) with Southern California Edison (“SCE”). The Yucca Valley East PPAs relate to the Company’s applications for interconnection service and the CREST tariff for two 1.5 MW solar PV power systems (the “Yucca Valley East 1 and Yucca Valley East 2 Projects”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California (the “Yucca Valley East Property”), the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), acquired on August 17, 2012.

The Yucca Valley East PPAs are standardized, must-take, full buy/ sell, power purchase agreements, where SCE purchases all of the Yucca Valley East 1 and Yucca Valley East 2 Projects’ generation, net of station use. The term of the Yucca Valley East PPAs is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Yucca Valley East PPAs. Initial operation of the Yucca Valley East 1 and Yucca Valley East 2 Projects must be no later than eighteen months from the Yucca Valley East PPAs Effective Date. The Yucca Valley East PPAs include, but are not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Yucca Valley East PPAs Effective Date, the Company is required to post and maintain development fees (the “Yucca Valley East Development Securities”) equal to $37,604 per Yucca Valley East PPA. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that it has installed all of the equipment or devices necessary for it to satisfy the gross power rating of the generating facilities, SCE shall return the Yucca Valley East Development Securities to the Company within thirty days of each facility’s initial operation.

On August 30, 2012 (the “29-Palms North PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus 29-Palms North 1 LLC, Coronus 29-Palms North 2 LLC, and Coronus 29-Palms North 3 LLC, entered into three identical Power Purchase Agreements (the “29-Palms North PPAs”) with SCE. The 29-Palms North PPAs relate to the Company’s applications for interconnection service and the CREST tariff for three 1.5 MW solar PV power systems (the “29-Palms North 1, 29-Palms North 2, and 29-Palms North 3 Projects”) in respect of the 12kV distribution circuit that feeds the 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California (the “29-Palms North Property”), Coronus acquired on May 16, 2011.

The 29-Palms North PPAs are standardized, must-take, full buy/ sell, power purchase agreements, where SCE purchases all of the 29-Palms North 1, 29-Palms North 2, and 29-Palms North 3 Projects’ generation, net of station use. The term of the 29-Palms North PPAs is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the 29-Palms North PPAs. Initial operation of the 29-Palms North 1, 29-Palms North 2, and 29-Palms North 3 Projects must be no later than eighteen months from the 29-Palms North PPAs Effective Date. The 29-Palms North PPAs include, but are not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the 29-Palms North PPAs Effective Date, the Company is required to post and maintain development fees (the “29-Palms North Development Securities”) equal to $38,250 per 29-Palms North PPA. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that it has installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facilities, SCE shall return the 29-Palms North Development Securities to the Company within thirty days of each facility’s initial operation.

On August 30, 2012 (the “Hesperia West 2 Effective Date”), the Company’s wholly-owned subsidiary, Coronus Hesperia West 2 LLC, entered into a Power Purchase Agreement (the “Hesperia West 2 PPA”) with SCE. The Hesperia West 2 PPA relates to the Company’s application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system (the “Hesperia West 2 Project”) on the 20 acre parcel of vacant land, situated west of Hesperia, in the County of San Bernardino, California (the “Hesperia West Property”), the Vacant Land Purchase Agreement of which the Company assigned to Sycamore Physicians Partners LLC (“Sycamore”), pursuant to the Solar Photovoltaic Asset Sale Agreement (the “Solar PV Asset Sale Agreement”) the Company entered into with them on April 5, 2012.

The Hesperia West 2 PPA is a standardized, must-take, full buy/ sell, power purchase agreement, where SCE purchases all of the Hesperia West 2 Project’s generation, net of station use. The term of the Hesperia West 2 PPA is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Hesperia West 2 PPA. Initial operation of the Hesperia West 2 Project must be no later than eighteen months from the Hesperia West 2 Effective Date. The Hesperia West 2 PPA includes, but is not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Hesperia West 2 Effective Date, the Company is required to post and maintain a development fee (the “Hesperia West 2 Development Security”) equal to $37,604. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that we have installed all of the equipment or devices necessary for the Company to satisfy the gross power rating of the generating facility, SCE shall return the Hesperia West 2 Development Security to the Company within thirty days of initial operation.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.